UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2025 (October 2, 2025)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Main Street Louisville, KY 40202
(Address of principal executive offices, including zip code)

502-580-1000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.
Supplementary Audio Commentary

Supplementary audio commentary from Humana’s President and Chief Executive Officer, Jim Rechtin, may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

2026 Medicare Advantage Star Ratings

Based on preliminary 2026 Medicare Advantage (MA) Star Ratings data provided by the Centers for Medicare and Medicaid Services (CMS), which was inadvertently accessible on CMS Plan Finder for a period of time on October 1, 2025, Humana Inc. (“the Company”) has approximately 1.2 million, or 20%, of its members currently enrolled in plans rated 4 stars and above for 2026, with an average Star rating of 3.61, consistent with the Company’s 2025 average MA Star Rating. The Company also has 14% of members in 4.5 star plans in 2026, up from 3% in 2025.

Importantly, the Company’s preliminary 2026 MA Star Ratings are generally in line with the assumptions utilized in its multiyear financial planning. As a result, there is no change to the 2025 to 2028 incremental earnings potential detail shared at the Company's 2025 Investor Conference on June 16, 2025.

As a reminder, the Company had a short period of time to impact 2026 Star Ratings performance once the 2025 Star Ratings were released in the fall of 2024. While the Company is not satisfied with its 2026 Star Ratings, it is pleased with the tactical operational improvements made during the final months of the 2026 measurement period, creating a solid foundation for the Company’s expected return to Top Quartile results for the 2027 Star Ratings.

Finally, the Company is executing on a MA contract diversification strategy, beginning with the 2026 Annual Election Period beginning on October 15, 2025. As a result, the percent of members expected to be enrolled in contracts rated 4 stars and above in 2027 (the payment year impacted by 2026 MA Star Ratings) is meaningfully higher than the approximately 20% noted above, which is based on current MA membership and contract distribution. This contract diversification strategy, which is also expected to positively impact 2026, was contemplated in the Company’s multiyear financial planning and the detail shared at its recent Investor Conference.

2027 Medicare Advantage Star Ratings Progress Update

After incorporating the 2026 MA Star Rating thresholds into its forecasting process, the Company continues to anticipate a return to Top Quartile results for the 2027 MA Star Ratings.

The Company’s confidence in a return to Top Quartile results is supported by the solid operational progress made for the 2026 MA Star Ratings, combined with further improvements made for the 2027 MA Star Ratings. These improvements reflect a fundamental shift in the Company’s Stars program, based in strategic choices, data and analytics, and an “always-on” approach to Stars improvement.

2026 Individual Medicare Advantage Pricing and Benefit Design

Based on all information available to date, the Company remains confident in its 2026 Individual MA pricing and benefit design, including the expectation that it will double individual MA pre-tax margin in 2026 (excluding Stars), and believes it is positioned to return to membership growth in 2026.

2025 Earnings Guidance

Humana affirms its guidance of approximately $13.77 in diluted earnings per common share (“EPS”), or approximately $17.00 in adjusted earnings per common share (“Adjusted EPS”), in each case for the year ending December 31, 2025 (“FY 2025”). This guidance is consistent with the guidance issued in the Company’s press release dated July 30, 2025 and subsequently affirmed in the Form 8-K filed with the Securities and Exchange Commission on August 29, 2025.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, provides a comprehensive perspective to more accurately compare and analyze the Company’s core operating performance over time. Consequently, management uses Adjusted EPS as a consistent and uniform indicator of the Company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2025 Guidance
GAAP (a)	Approximately $13.77
Amortization of identifiable intangibles	0.49
Put/call valuation adjustments associated with the Company's non-consolidating minority interest investments (b)	3.01
Value creation initiatives (b)	0.44
Impairment charges (b)	0.26
Cumulative net tax impact	(0.97)
Adjusted (non-GAAP) – FY 2025 projected (a) (b)	Approximately $17.00

(a) The Company is completing the financial close process for the three and nine month periods ended September 30, 2025. Accordingly, the financial guidance described herein is preliminary, based upon information currently available, and remains subject to change as the company completes its customary closing and review procedures. The Company does not expect changes to FY 2025 adjusted (non-GAAP) EPS guidance. The Company does expect changes to its FY 2025 GAAP EPS guidance that will be reported in the Company’s third quarter 2025 earnings release due to its ongoing value creation and other strategic initiatives.
(b) FY 2025 GAAP EPS guidance and FY 2025 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that are not yet probable or cannot be reasonably estimated at this time.

Cautionary Statement This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, generally including the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions that are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the Company’s SEC filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer & Controller
(Principal Accounting Officer)
Dated: October 2, 2025